AGREEMENT FOR SALE AND PURCHASE OF MINERAL RIGHTS
WITH RETAINED ROYALTY RIGHTS

An agreement for the sale and purchase of mineral rights with a retained royalty right (“Agreement”) entered into this 27th day of February 2007 by and between Donald Heck as Trustee of the Tombstone Silver Mines Secured Creditors Trust (“Seller”) and Tombstone Exploration Corporation (“Buyer”).

RECITALS

Whereas, Seller owns the mineral rights on the patented mining claims described on the Exhibit “A” (“Mineral Rights”);

Whereas, Seller desires to sell the Mineral Rights to Buyer and Buyer desires to purchase the Mineral Rights from Seller.

COVENANTS

Therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the Seller and Buyer agree as follows:

1. Sale and Purchase of Mineral Rights: The Seller shall sell the Mineral Rights to the Buyer and the Buyer shall purchase the Mineral Rights from the Seller upon the terms and conditions set forth in this Agreement.

2. Description of Property: The Mineral Rights are described in attached Exhibit “A”.

3. Purchase Price: The purchase price for the Property shall be $10,000.00 cash and a royalty of one and one-half percent (1 ½%) of the gross smelter returns on all minerals mined from the Mineral Rights.

4. Payment of Cash Portion of the Purchase Price: The Buyer shall pay the $10,000.00 cash portion of the Purchase Price to the Seller by wire transfer to the IOLTA trust account of Donald Heck, Attorney at Law. Seller acknowledges the receipt of those funds. (“Closing”).

5. Payment of Royalty: Buyer shall pay the royalty to Seller quarterly. The amount due shall be computed on the smelter returns actually received by the Buyer during each calendar quarter and shall be paid to the Seller by the last day of the first calendar month following the end of a quarter. The royalties will be paid to the Seller’s address set forth in Section 19.

6. Notice of Royalty: Seller may in its discretion record a “Notice Of Royalty” with the Cochise County Recorder stating that Seller holds certain rights with regard to the Mineral Rights.

7. Closing: The Seller and Buyer will close the transaction by Seller recording the original transfer documents with the Recorder of Cochise County, Arizona and by paying the property taxes described in Section 10 to the Treasurer of Cochise County, Arizona.

8. Transfer Documents: Title to the mineral rights shall be transferred by a quit claim deed and assignment in the general form of the document attached as Exhibit “B”.

9. Recording Transfer Documents: The Seller shall record the Transfer Documents and shall pay the cost of recording.

10. Unpaid Property Taxes: The property taxes on the Mineral Rights for years 2001 through 2007 are unpaid. Seller shall pay these taxes within thirty (30) days of the Closing Date and shall provide Buyer with written confirmation of their payment within a reasonable period of time.

11. Assignment: Either party may assign its rights under this Agreement without the prior written consent of the other.

12. Duplicate Originals: The parties shall execute duplicate originals of this Agreement and each shall serve as an original for all purposes.

13. Seller’s Warranty: Seller represents and warrants:

a. Donald Heck is the Seller’s trustee and is duly authorized to enter into the transaction and to execute all documents required to close it.

b. Donald Heck is not aware of any liens or encumbrances on the Mineral Rights other than the tax liens described in Section 9.

13. Buyer’s Warranties: Buyer represents and warrants that It:

a. It has conducted all desired independent investigations and accepts the Mineral Rights as is.

b. It acknowledges that there are no Seller warranties of any kind except those expressly set forth in this Agreement.

c. The individual signing this Agreement on behalf of the Buyer is duly authorized to enter into the transaction and execute all documents required to close it.

14. Effective Date: If both parties execute this Agreement at the same time, the effective date of this Agreement shall be that date. If one party signs this Agreement at a latter time than the other, the effective date shall be the date this Agreement is executed by the last party to sign it.

15. Governing Law: The interpretation and enforcement of this Agreement shall be governed by Arizona law.

16. Entire Agreement: This Agreement constitutes the entire agreement between the parties regarding the sale and purchase of the Mineral Rights.

17. Counting Days: All references to days in this Agreement shall be construed to be calendar days.

18. Extension of Time Periods Ending on Weekends or Holidays: If the time period for taking a particular action ends on a Saturday, Sunday or Holiday, the time period for taking the action shall be extended through the next business day.

19. Address: The parties addresses for the purpose of this Agreement are:

a. Seller: Tombstone Silver Mines Secured Creditors Trust
c/o Donald Heck, Trustee
7150 East Camelback Road, #444
Scottsdale, AZ 85251

b. Buyer: Tombstone Exploration Corporation
250 Blairgowrie Place
Nanimo, BC V9T 4P5

In witness whereof, the parties have executed this Agreement on the dates following their signatures:

SELLER:

Tombstone Silver Mines Secured Creditors Trust

__________________________________
Donald Heck, Trustee

BUYER:

Tombstone Exploration Corporation

By:________________________________
Name:______________________________
Title:_______________________________